Exhibit 10.1

ASSUMPTION AGREEMENT

THIS ASSUMPTION AGREEMENT (the “Assumption Agreement”), dated as of December 30, 2011, is made by and among American Tower Corporation, a Delaware corporation (“American Tower”), American Tower REIT, Inc., a Delaware corporation and wholly owned subsidiary of American Tower (“American Tower REIT”), and Toronto Dominion (Texas) LLC, as administrative agent for the lenders (in such capacity, the “Administrative Agent”), for itself and on behalf of the Lenders and the Issuing Banks. Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Loan Agreement (as defined below).

WITNESSETH THAT:

WHEREAS, American Tower, the Administrative Agent, JPMorgan Chase Bank, N.A. and The Toronto Dominion Bank, New York Branch, as Issuing Banks, JPMorgan Chase Bank, N.A., as Syndication Agent, and the Lenders are all parties to that certain Loan Agreement dated as of June 8, 2007 (as amended, modified, restated and supplemented from time to time, the “Loan Agreement”);

WHEREAS, American Tower and American Tower REIT entered into an Agreement and Plan of Merger dated as of August 24, 2011 (the “Merger Agreement”), providing for the merger of American Tower with and into American Tower REIT (the “Merger”), with American Tower REIT as the surviving corporation;

WHEREAS, Section 7.3(b)(iii) of the Loan Agreement provides that in the event of a merger, the surviving Person shall on the effective date of such merger expressly assume, by supplemental agreement, executed and delivered to the Administrative Agent, for itself and on behalf of the Lenders, all of the Obligations of American Tower under the Notes, the Loan Agreement and the other Loan Documents;

WHEREAS, the Merger complies with the other provisions of Section 7.3 of the Loan Agreement;

WHEREAS, Section 11.11(a)(ii)(D) of the Loan Agreement permits the amendment of the Loan Agreement with respect to any release of American Tower from the Loan Agreement in connection with a merger, sale or disposition permitted under the Loan Agreement, without further approval by the Lenders;

WHEREAS, effective as of 11:59 pm on December 31, 2011 (the “Effective Time”), American Tower will merge pursuant to the Merger Agreement, with American Tower REIT as the surviving corporation (which will be renamed American Tower Corporation simultaneous with or immediately following the Merger); and

WHEREAS, American Tower has requested that the Administrative Agent execute and deliver this Assumption Agreement, for itself and on behalf of the Lenders, and the execution and delivery of this Assumption Agreement has been duly authorized in all respects.

NOW, THEREFORE:

In consideration of the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged:

ARTICLE I ASSUMPTION

Section 1.01. ASSUMPTION OF OBLIGATIONS.

Effective as of the Effective Time, American Tower REIT, as the surviving entity in the Merger, expressly assumes by this Assumption Agreement all of the Obligations, liabilities and duties of American Tower under the Notes, the Loan Agreement, and the other Loan Documents whether known or unknown, foreseen or unforeseen, and hereby affirms that each and every Obligation of American Tower under the Loan Agreement and the other Loan Documents to which it is a party before giving effect to this Agreement shall continue and be Obligations of American Tower REIT after giving effect to this Agreement. Effective as of the Effective Time, American Tower

REIT hereby ratifies and agrees to be bound by, all of the terms, provisions and conditions applicable to American Tower, whether jointly or severally, contained in the Loan Agreement and other Loan Documents. Without limiting the generality of the foregoing terms set forth herein, American Tower REIT hereby acknowledges it is liable for all Obligations, including all representations, warranties, covenants, and indemnities, set forth in the Loan Agreement and other Loan Documents to which American Tower is a party in accordance with the terms thereof, after giving effect to this agreement.

Section 1.02. SUCCESSOR CORPORATION SUBSTITUTED.

Effective as of the Effective Time, American Tower REIT shall succeed to, and be substituted for (so that from and after the Effective Time, the provisions of the Loan Agreement referring to the “Borrower” shall refer instead to American Tower REIT and not to American Tower), and may exercise every right and power of, American Tower under the Loan Agreement with the same effect as if American Tower REIT had been named as the Borrower therein.

ARTICLE II MISCELLANEOUS

Section 2.01. NO DEFAULT, ETC.

American Tower hereby (i) certifies that no Default or Event of Default exists under the Loan Agreement or any Loan Document on the date hereof or after giving effect to the assumption contemplated by the terms hereof and (ii) represents that all of the representations and warranties set forth under the Loan Agreement and the other Loan Documents are true and correct, in all material respects, as of the date hereof and as of the Effective Time, except to the extent such representations and warranties expressly relate to an earlier date. American Tower further represents and warrants that: the execution, delivery and performance of this Assumption Agreement in accordance with its terms by American Tower and American Tower REIT (a) are within such Person’s corporate powers, have been duly authorized by all necessary organizational action on the part of such Person, and do not (A) conflict with, result in a breach of, or constitute a default under the organizational documents of such Person or under any indenture, agreement or other instrument, including without limitation the Licenses, to which American Tower or American Tower REIT is a party or by which American Tower or American Tower REIT or its respective properties is bound that is material to such Person and its subsidiaries on a consolidated basis or (B) violate any Applicable Law respecting American Tower or American Tower REIT; and (b) do not require any consent or approval, governmental or otherwise, not already obtained.

Section 2.02. COUNTERPARTS.

This Assumption Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute one and the same instrument.

Section 2.03. GOVERNING LAW.

This Assumption Agreement shall be construed in accordance with and governed by the internal laws of the State of New York applicable to the agreement made and to be performed in the State of New York.

Section 2.04. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

This Assumption Agreement and the Loan Agreement may not be used to interpret another indenture, loan or debt agreement of American Tower, American Tower REIT or any of their respective Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Assumption Agreement or the Loan Agreement.

Section 2.05. SEVERABILITY.

To the extent permitted by law, any provision of this Assumption Agreement which is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without

[Assumption Agreement for June 8, 2007 Loan Agreement]

invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 2.06. HEADINGS.

The headings of the various subdivisions used in this Assumption Agreement are for convenience only and shall not in any way modify or amend any of the terms or provisions hereof, nor be used in connection with the interpretation of any provision hereof.

Section 2.07. PROVISIONS OF ASSUMPTION AGREEMENT FOR THE SOLE BENEFIT OF PARTIES AND LENDERS.

Nothing in this Assumption Agreement, expressed or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and their successors and the Lenders, any legal or equitable right, remedy or claim under this Assumption Agreement or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Lenders.

Section 2.08. EXECUTION AS ASSUMPTION AGREEMENT.

This Assumption Agreement is executed and shall be construed as an agreement supplemental to the Loan Agreement and a part thereof.

Section 2.09. RATIFICATION AND INCORPORATION OF LOAN AGREEMENT.

As supplemented hereby, the Loan Agreement is in all respects ratified and confirmed, and the Loan Agreement and this Assumption Agreement shall be read, taken and construed as one and the same instrument.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

[Assumption Agreement for June 8, 2007 Loan Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Assumption Agreement to be duly executed as of the date first above written.

AMERICAN TOWER CORPORATION

By:	/s/ Edmund DiSanto
	Name:	Edmund DiSanto
	Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

AMERICAN TOWER REIT, INC.

By:	/s/ Thomas A. Bartlett
	Name:	Thomas A. Bartlett
	Title:	Executive Vice President and Chief Financial Officer

TORONTO DOMINION (TEXAS) LLC, AS ADMINISTRATIVE AGENT, FOR ITSELF AND ON BEHALF OF THE LENDERS

By:	/s/ David Perlman
Name: David Perlman
Title: Vice President

[Assumption Agreement for June 8, 2007 Loan Agreement]